UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2005

MUNICIPAL MORTGAGE & EQUITY, LLC

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	011-11981 (Commission File Number)	52-1449733 (IRS Employer Identification No.)

621 East Pratt Street, Suite 300 Baltimore, Maryland (Address of principal executive offices)	21202 (ZIP Code)

Registrant’s telephone number, including area code: (443) 263-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

In connection with the acquisition of Glaser Financial Group, Inc. (“Glaser”) described in Item 2.01 of this Current Report on Form 8-K, MMA Mortgage Investment Corporation (“MMIC”), an indirect wholly owned subsidiary of Municipal Mortgage & Equity, LLC (the “Company”), entered into an Amended and Restated Credit Agreement effective, as of July 1, 2005 between U.S. Bank National Association (“U.S. Bank”) and MMIC (the “Credit Agreement”), a copy of which is attached hereto as Exhibit 10.2. The Credit Agreement provides for revolving loans to MMIC to finance specified types of mortgage loans, investments and advances in an amount of up to $255,000,000, subject to sub-limits for particular classifications of borrowings. The revolving loans have varying maturities of up to 90 days as agreed upon between MMIC and U.S. Bank, and all revolving loans mature not later than September 30, 2005. Depending on the type of borrowing, revolving loans bear interest at either U.S. Bank’s prime rate or a floating rate, reset daily, equal to the one-month LIBOR rate plus a spread. The revolving loans are secured by a first priority lien on specified loans, mortgages, investments and advances financed under the Credit Agreement. The Credit Agreement requires MMIC to maintain a minimum specified servicing portfolio, an adjusted tangible net worth and a ratio of earnings before interest, depreciation and amortization less non-cash revenues to mandatory principal payments of indebtedness plus interest expense.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On July 1, 2005, Municipal Mortgage & Equity, LLC (the “Company”) and MMA Mortgage Investment Corporation (“MMIC”), an indirect wholly owned subsidiary of the Company, closed on its previously announced acquisition of Glaser Financial Group, Inc. (“Glaser”) from David Williams and Kevin Filter for a purchase price, payable in a combination of cash and stock, of approximately $67.0 million assuming certain performance metrics are achieved. Glaser arranges financing predominantly in the upper Midwest for multifamily, senior housing and commercial real estate through Fannie Mae DUSTM, Freddie Mac, HUD/FHA, conventional and conduit funding sources. Glaser’s current servicing portfolio totals approximately $3.5 billion and is comprised of approximately 64,000 units including both insured and uninsured taxable loans and tax-exempt bond issues.

The acquisition is being financed primarily through the sale of approximately $39.0 million in 30-year trust preferred securities that are fixed at 7.62% for 10 years, at which point they will convert to a floating rate at a spread to LIBOR thereafter. The remainder of the purchase price is being funded through cash on hand.

The Company issued a press release announcing the completion of the Glaser acquisition, a copy of which is filed as Exhibit 99.2 hereto.

The foregoing description of the acquisition is qualified in its entirety by reference to the full text of the Stock Purchase Agreement, dated as of June 8, 2005 and filed as an exhibit to the Company’s Current Report on Form 8-K, filed June 10, 2005 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

Financial statements of Glaser will be set forth as part of a Form 8-K/A that the Company expects to file by September 16, 2005.

(b)	Pro Forma Financial Information

Pro forma financial information for the Company reflecting the acquisition described in Item 2.01 will be set forth as part of a Form 8-K/A that the Company expects to file by September 16, 2005.

(c)	Exhibits

10.1	Stock Purchase Agreement, dated as of June 8, 2005, filed as an exhibit to the Company’s Current Report on Form 8-K, filed on June 10, 2005, and incorporated by reference.

10.2	Amended and Restated Credit Agreement, dated July 1, 2005, between MMA Mortgage Investment Corporation and U.S. Bank National Association.

99.1	Press release, dated June 8, 2005, filed as an exhibit to the Company’s Current Report on Form 8-K, filed on June 10, 2005, and incorporated by reference.

99.2	Press release, dated July 1, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUNICIPAL MORTGAGE & EQUITY, LLC

By:	/s/ William S. Harrison

	Name:	William S. Harrison
	Title:	Executive Vice President and
Chief Financial Officer

Date: July 7, 2005

EXHIBIT INDEX

10.1	Stock Purchase Agreement, dated as of June 8, 2005, filed as an exhibit to the Company’s Current Report on Form 8-K, filed on June 10, 2005, and incorporated by reference.

10.2	Amended and Restated Credit Agreement, dated July 1, 2005, between MMA Mortgage Investment Corporation and U.S. Bank National Association.

99.1	Press release, dated June 8, 2005, filed as an exhibit to the Company’s Current Report on Form 8-K, filed on June 10, 2005, and incorporated by reference.

99.2	Press release, dated July 1, 2005.

5